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                                                                Exhibit 23(e)(2)
                                                                ----------------

                    LM Institutional Fund Advisors II, Inc.
                                100 Light Street
                              Baltimore, MD 21202


                                        November 1, 1999

Legg Mason Wood Walker, Incorporated
100 Light Street
P.O. Box 1476
Baltimore, MD 21203-1476


     Re: The Notice of Creation of New Series of LM Institutional Fund Advisors II, Inc. (the "Corporation")
          -------------------------------------------------------------

     Reference is made to the Underwriting Agreement (the "Agreement") between the Corporation and Legg Mason Wood Walker, Incorporated ("LMWW") dated as of June 3, 1998. The Corporation hereby notifies LMWW that it intends to establish three additional series of the Corporation, to be known as the LM Balanced Institutional Portfolio, Batterymarch US MidCapitalization Equity Portfolio and Batterymarch US Small Capitalization Equity Portfolio (the "New Portfolios"). The Corporation desires to have LMWW render services with respect to the New Portfolios as Underwriter under the Agreement. Attached as Annex I is an amended and restated Schedule A to the Agreement.

     Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Jason Brown, Esq. at (617) 951-7942.

Accepted:

LEGG MASON                               LM INSTITUTIONAL FUND
WOOD WALKER, INCORPORATED                ADVISORS II, INC.

By:                                      By:
    ---------------------------------        --------------------------------
Title:                                   Title:
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Annex I

                                   Schedule A

LM Value Institutional Portfolio
LM Special Investment Institutional Portfolio
LM Total Return Institutional Portfolio
LM Balanced Institutional Portfolio
Legg Mason Fund Adviser/Western Asset Balanced Portfolio
Brandywine Small Cap Value Portfolio
Batterymarch International Equity Portfolio
Batterymarch Emerging Markets Portfolio
Batterymarch US MidCapitalization Equity Portfolio
Batterymarch US Small Capitalization Equity Portfolio

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